EXHIBIT 32

CERTIFICATION OF PRINCIPAL EXECUTIVE
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing by Applied Energetics, Inc. (the “company”) of its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020 (the “Report”) I, Gregory J Quarles, Chief Executive Officer (and Principal Financial Officer) of the company, certify pursuant to 18 U.S.C. Section. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.

This certificate is being made for the exclusive purpose of compliance by the principal executive officer of Applied Energetics, Inc. with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be used for any other purposes. A signed original of this written statement required by Section 906 has been provided to Applied Energetics, Inc. and will be retained by Applied Energetics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Gregory J Quarles
Gregory J Quarles
Chief Executive Officer
(and Principal Financial Officer)

Date: November 16, 2020